UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Snail, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

SNAIL, INC.

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 19, 2025

April 25, 2025

Dear Stockholder:

You are cordially invited to attend the 2025 Annual Meeting of the Stockholders (the “2025 Annual Meeting” or the “Annual Meeting”) of Snail, Inc., a Delaware corporation (“we,” “us,” “Snail” or the “Company”). The Annual Meeting will be held virtually on June 19, 2025 at 10:00 a.m. (Pacific Time). The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/SNAL2025. We believe a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation, allows our employee stockholders around the world to attend the Annual Meeting, and provides cost savings for our stockholders and Snail.

At our Annual Meeting you will be asked to:

1. To elect the following eight (8) nominees for director named in the accompanying proxy statement to our Board of Directors (the “Board of Directors”) to hold office until our next annual meeting of stockholders and until their successors are duly elected and qualified: Hai Shi, Jim Tsai, Heidy K. Chow, Peter Kang, Ying Zhou, Neil Foster, Sandra Pundmann and Ryan Jamieson;

2. To ratify the selection of BDO USA, P.C. as the independent registered public accounting firm for Snail for the fiscal year ending December 31, 2025; and

3. To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders (the “Proxy Statement”). We expect that this Proxy Statement and the other proxy materials will be available to stockholders on or about April 28, 2025.

The record date for the Annual Meeting is April 22, 2025 (the “Record Date”). Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting or any adjournment thereof. A complete list of such stockholders will be available electronically by request to investors@snail.com for examination by any stockholder for any purpose germane to the Annual Meeting for a period of 10 days prior to the Annual Meeting. To access the list during the Annual Meeting, please register to attend at www.proxyvote.com and enter the 16-digit control number provided on your proxy card or voting instruction form.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting

to be held on June 19, 2025 at 10:00 a.m. (Pacific Time)

via the internet at www.virtualshareholdermeeting.com/SNAL2025

The Proxy Statement and annual report to stockholders are available at: www.proxyvote.com.

In the event of an adjournment, postponement or emergency that may change the Annual Meeting’s time or date, Snail will make an announcement, issue a press release or post information at investor.snail.com to notify stockholders, as appropriate. If you have any questions or need assistance in voting your shares, please write to Snail Investor Relations at 12049 Jefferson Blvd, Culver City, California 90230 or by email at investors@snail.com.

By Order of the Board of Directors

/s/ Heidy K. Chow

Heidy K. Chow
Chief Financial Officer, Secretary and Director
Culver City, California

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO VIRTUALLY ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD, OR VOTE OVER THE TELEPHONE OR INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER IN ORDER TO BE ENTITLED TO VOTE AT THE ANNUAL MEETING.

i

Snail, Inc.

12049 Jefferson Blvd

Culver City, California 90230

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why are you having a virtual annual meeting?

The Annual Meeting will be held in a virtual-only meeting format, via live video webcast that will provide stockholders with the ability to participate in the Annual Meeting, vote their shares and ask questions. We believe that a virtual meeting will enable expanded access and increased stockholder attendance and participation.

How can I attend a virtual annual meeting?

The Annual Meeting will be held on June 19, 2025 at 10:00 a.m. (Pacific Time) via live teleconference.

Only stockholders of record and beneficial owners of shares of our Class A common stock and Class B common stock as of the close of business on April 22, 2025, the Record Date, may participate in the Annual Meeting, including voting and asking questions during the virtual Annual Meeting. You will not be able to attend the Annual Meeting physically in person.

You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/SNAL2025. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials.

As part of the registration process, you must enter the 16-digit control number located on your proxy card or voting instruction form. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

On the day of the Annual Meeting, June 19, 2025, stockholders may begin to log in to the virtual-only Annual Meeting 15 minutes prior to the Annual Meeting. The Annual Meeting will begin promptly at 10:00 a.m. Pacific Time.

Can I ask questions at the virtual Annual Meeting?

Stockholders as of our Record Date who attend and participate in our virtual Annual Meeting will have an opportunity to submit questions live via the internet during a designated portion of the meeting. These stockholders may also submit a question in advance of the Annual Meeting by registering at www.proxyvote.com. In both cases, stockholders must have available their 16-digit control number provided on their proxy card or voting instruction form.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date of April 22, 2025, will be entitled to vote at the Annual Meeting. On the Record Date, there were 8,465,080 shares of Class A common stock and 28,748,580 shares of Class B common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on April 22, 2025, your shares were registered directly in your name with Snail’s transfer agent, Equiniti Trust Company, LLC (“Equiniti”), then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy.

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Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone or on the internet as instructed below (see “How do I vote?”) or complete, date, sign and return the proxy card mailed to you to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If, on April 22, 2025, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name.” The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.

What am I voting on?

There are two matters scheduled for a vote:

●	to elect the eight (8) nominees for director named in this proxy statement to our Board of Directors; and

●	Ratification of the selection by the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company (the “Board” or the “Board of Directors”) of BDO USA, P.C. (“BDO”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares for which you grant your proxy on those matters in accordance with their best judgment.

What is the Board’s voting recommendation?

The Board recommends that you vote your shares:

●	“FOR” the election of each of the director nominees; and

●	“FOR” the ratification of the selection by the Audit Committee of BDO as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025.

How do I vote?

Regarding the election of directors, you may either vote “FOR” the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the ratification of the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, you may vote “FOR” or “Against” or abstain from voting.

The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote even if you have already voted by proxy. Voting at the Annual Meeting will have the effect of revoking your previously submitted proxy (see “Can I change my vote after submitting my proxy?” below).

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By Internet:	If you received a printed copy of the proxy materials, follow the instructions on the proxy card.

By Telephone:	If you received a printed copy of the proxy materials, follow the instructions on the proxy card.

By Mail	If you received a printed copy of the proxy materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.

In Person (Virtual)	You may also vote in person virtually by attending the meeting through www.proxyvote.com. To attend the Annual Meeting and vote your shares, you must register for the Annual Meeting and provide the control number located on your proxy card.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have proxy materials containing voting instructions from that organization rather than from Snail. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Class A common stock and ten votes for each share of Class B common stock you own as of April 22, 2025, the Record Date.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of each of the director nominees and “FOR” the ratification of the selection of BDO as the Company’s independent registered public accounting firm. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Will my vote be kept confidential?

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.

Who is paying for this proxy solicitation?

The accompanying proxy is solicited on behalf of the Board for use at the Annual Meeting. Accordingly, the Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees of the Company will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other nominees for the cost of forwarding proxy materials to beneficial owners.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.

●	You may grant a subsequent proxy by telephone or through the internet.

●	You may send a timely written notice that you are revoking your proxy to Snail’s Secretary at 12049 Jefferson Blvd, Culver City, California 90230; provided, however, if you intend to revoke your proxy by providing such written notice, we advise that you also send a copy via email to investors@snail.com.

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●	You may attend and vote at the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted, so long as it is provided within the applicable deadline. If your shares are held by your broker, banker or other nominee, you should follow the instructions provided by your broker, bank or other nominee to change your vote or revoke your proxy.

When are stockholder proposals for inclusion in our Proxy Statement for the 2026 Annual Meeting due?

Stockholders wishing to present proposals for inclusion in our Proxy Statement for the 2026 annual meeting of stockholders (the “2026 Annual Meeting”) pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must submit their proposals so that they are received by us at our principal executive offices no later than December 26, 2025. Proposals should be sent to our Secretary at 12049 Jefferson Blvd, Culver City, California 90230.

When are other proposals and stockholder nominations for the 2026 Annual Meeting due?

With respect to proposals and nominations not to be included in our Proxy Statement pursuant to Rule14a-8 of the Exchange Act, our amended and restated bylaws (our “Bylaws”) provide that stockholders who wish to nominate a director or propose other business to be brought before the stockholders at an annual meeting of stockholders must notify our Secretary by a written notice, which notice must be received at our principal executive offices not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding year’s annual meeting of stockholders.

Stockholders wishing to present nominations for director or proposals for consideration at the 2026 Annual Meeting under these provisions of our Bylaws must submit written notice to our Secretary so that such notice is received at our principal executive offices not earlier than January 20, 2026 and not later than February 19, 2026 in order to be considered. In the event that the 2026 Annual Meeting is to be held on a date that is not within 30 days before or 70 days after the one-year anniversary of the 2025 Annual Meeting, then a stockholder’s notice must be received by the Secretary no earlier than 120 days prior to such annual meeting and no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which we make a public announcement of the date of the 2026 Annual Meeting. In addition to satisfying the deadlines above and complying with the advance notice provisions of our Bylaws, a stockholder’s notice relating to a nomination for director must comply with the additional requirements of Rule 14a-19 and must be received no later than April 20, 2026.

Nominations or proposals should be sent in writing to our Secretary at 12049 Jefferson Blvd, Culver City, California 90230. A stockholder’s notice to nominate a director or bring any other business before the 2025 Annual Meeting or the 2026 Annual Meeting must set forth certain information, which is specified in our Bylaws. A complete copy of our Bylaws may be found in the Corporate Governance section of the Investors section of our website at investor.snail.com. Information on or accessible through our website is not incorporated by reference in this Proxy Statement.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but cannot vote the shares with respect to “non-routine” matters. Under the rules and interpretations of The New York Stock Exchange (“NYSE”), which generally apply to all brokers, banks or other nominees, on voting matters characterized by NYSE as “routine,” NYSE member firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. On non-routine proposals, such “uninstructed shares” may not be voted by member firms. The only “non-routine” matter on the agenda for the Annual Meeting is Proposal No. 1: Election of Directors. Only the proposal to ratify the selection of our independent registered public accounting firm is considered a “routine” matter for this purpose and brokers, banks or other nominees generally have discretionary voting power with respect to such proposal. Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.

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What is the effect of abstentions, votes to withhold and broker non-votes?

Abstentions: Under Delaware law (under which Snail is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting, but they are not counted as votes cast. Our Bylaws provide that a stockholder action (other than the election of directors) shall be decided by the vote of the holders of a majority of the total number of votes of the Company’s capital stock cast on the matter. Therefore, abstentions will have no effect on Proposal No. 2: Ratification of the Selection of the Independent Registered Public Accounting Firm for Snail.

Votes to Withhold: For Proposal No. 1: Election of Directors, you may vote “FOR” all or some of the nominees or you may “Withhold” your vote with respect to one or more of the nominees. The eight (8) nominees who receive the most “FOR” votes cast by the holders of shares either present at the Annual Meeting or represented by proxy will be elected to our Board. Broker non-votes will have no effect on Proposal No. 1: Election of Directors. In an uncontested election, “Withhold” votes will have no effect.

Broker Non-Votes: Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting. However, because broker non-votes are not considered under Delaware law to be votes cast at the Annual Meeting, they will have no effect on the outcome of the vote on Proposal No. 1: Election of Directors. As a result, if you hold your shares in street name and you do not instruct your broker, bank or other nominee how to vote your shares in the election of directors, no votes will be cast on your behalf on this proposal. Therefore, it is critical that you indicate your vote on this proposal if you want your vote to be counted. The proposal to ratify the selection of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2025 is considered a “routine” matter. Therefore, your broker, bank or other nominee will be able to vote on Proposal No. 2: Ratification of the Selection by the Audit Committee of the Independent Registered Public Accounting Firm for Snail, Inc., even if it does not receive instructions from you, so long as it holds your shares in its name.

How many votes are needed to approve each proposal?

Discretionary
Voting by
Brokers
Proposal		Vote Required	Allowed?
No. 1.	Election of the Eight (8) Directors Named in this Proxy Statement	Plurality	No

No. 2.	Ratification of the Selection of BDO USA, P.C. as the Independent Registered Public Accounting Firm for Snail, Inc.	Majority Votes Cast	Yes

A “Plurality,” with regard to the election of directors, means that the eight (8) nominees who receive the most “FOR” votes cast by the holders of shares either present at the Annual Meeting or represented by proxy will be elected to our Board. A “Majority Votes Cast,” with regard to Proposal No. 2 means that, to be approved, a majority of the votes cast on the proposal must be voted “FOR” the proposal.

Accordingly:

●	Proposal No. 1: For the election of directors, the eight (8) nominees receiving the most “FOR” votes from the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on Proposal No. 1 will be elected as directors to hold office until the 2026 Annual Meeting. Only votes “FOR” will affect the outcome. Votes “Withheld” and broker non-votes will have no effect.

●	Proposal No. 2: To be approved, a majority of the total votes cast on Proposal No. 2 must be voted “FOR” the ratification of the selection of BDO as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Abstentions will not be considered votes cast on Proposal No. 2; however, the ratification of the selection of BDO is a matter on which a broker, bank or other nominee has discretionary voting authority, and thus, we do not expect any broker non-votes with respect to Proposal No. 2.

None of the proposals, if approved, entitles stockholders to appraisal rights under Delaware law or our charter.

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What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid stockholder meeting. A quorum will be present if stockholders holding at least a majority of the total voting power of all outstanding securities of the Company generally entitled to vote are present or represented by proxy at the Annual Meeting. On the Record Date, there were 8,465,080 shares of Class A common stock outstanding and entitled to one (1) vote per share of Class A common stock and 28,748,580 shares of Class B common stock outstanding and entitled to ten (10) votes per share of Class B common stock. Virtual attendance at our Annual Meeting constitutes “presence” for purposes of a quorum at the meeting.

Your shares will be counted towards the quorum only if you submit a valid proxy by mail, over the phone or through the internet (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the Annual Meeting. Abstentions, votes to “Withhold” and broker non-votes will be counted towards the quorum requirement. If there is no quorum, then either the chair of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the meeting to another date. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified. If the adjournment is for more than 30 days, or if after that adjournment a new record date is fixed for the adjourned Annual Meeting, a notice of the adjourned Annual Meeting shall be given to each stockholder of record entitled to vote at the adjourned Annual Meeting.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four (4) business days after the 2025 Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four (4) business days after the Annual Meeting, we intend to file a Form 8-K to publish the preliminary results within four business days after the Annual Meeting and file an additional Form 8-K to publish the final results within four business days after the final results are known to us.

If you have any questions or need assistance in voting your shares, please write to Snail Investor Relations at investors@snail.com.

JOBS Act Explanatory Note

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies but not to “emerging growth companies,” including, but not limited to:

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements;

●	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

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We could be an emerging growth company until the earliest of: (a)(i) the last day of the fiscal year following the fifth anniversary of the closing of our initial public offering; (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion; or (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year and (b) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. Under Section 107(b) of the JOBS Act, emerging growth companies may delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this provision of the JOBS Act. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies. Therefore, our consolidated financial statements may not be comparable to those of companies that comply with new or revised accounting pronouncements as of public company effective dates.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

Because we have elected to take advantage of certain reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

Snail Games USA, Inc. (“Snail Games USA”) was incorporated in the State of California on September 22, 2009. Snail, Inc. (“Snail”) was incorporated in the State of Delaware on January 11, 2022. Concurrently with our initial public offering, Snail and Snail Games USA consummated transactions, as a result of which, (i) Snail became a holding company, with its principal asset consisting of all of the shares of common stock of Snail Games USA and (ii) Snail controls the business and affairs of Snail Games USA and its subsidiaries.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

The Board of Directors knows of no matters to come before the Annual Meeting other than the matters referred to in this Proxy Statement. However, if any other matters should properly come before the meeting, the person named in the enclosed proxy intends to vote in accordance with her best judgment. No director, nominee for election as director, or executive officer of Snail has any special interest in any matter to be voted upon other than election to the Board of Directors.

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PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Company’s Board of Directors is presently comprised of eight (8) members. All directors are elected by the stockholders at each annual meeting to serve from the time of their election until the date of the annual meeting of stockholders next following the annual meeting at which such director was elected. The current Board of Directors is comprised of Hai Shi, Jim Tsai, Heidy K. Chow, Peter Kang, Ying Zhou, Neil Foster, Sandra Pundmann and Ryan Jamieson.

The Nominating and Corporate Governance Committee of the Board has recommended, and the Board has approved, the nomination of Hai Shi, Jim Tsai, Heidy K. Chow, Peter Kang, Ying Zhou, Neil Foster, Sandra Pundmann and Ryan Jamieson as directors for a one-year term expiring at the 2026 Annual Meeting and until their respective successors are duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Each of Mr. Shi, Mr. Tsai, Ms. Chow, Mr. Kang, Ms. Zhou, Mr. Foster, Ms. Pundmann and Mr. Jamieson is currently a director of the Company. (i) Ms. Zhou was recommended by our Co-CEO, Mr. Hai Shi, (ii) Mr. Foster and Ms. Pundmann were each recommended by a third-party search firm, and (iii) Mr. Jamieson was recommended by one of our independent directors. Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. The eight (8) nominees receiving the highest number of “FOR” votes will be elected.

Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. If any nominee should become unavailable to serve for any reason, it is intended that votes will be cast for a substitute nominee designated by the Nominating and Corporate Governance Committee and approved by the Board. We have no reason to believe that any nominee named will be unable to serve if elected.

Nominees for Director and Continuing Directors

The names and ages of the nominees and continuing directors, length of service with the Company and Board committee memberships are set forth in the table below.

Name	Age	Director Since	Current Term Expires	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Nominees
Hai Shi*	52	2022	2025
Jim Tsai	66	2022	2025
Heidy K. Chow	46	2022	2025			✓	Chair
Peter Kang	43	2022	2025				✓
Ying Zhou	51	2022	2025			Chair
Sandra Pundmann	65	2022	2025	✓	Chair		✓
Neil Foster	63	2022	2025	✓	✓	✓
Ryan Jamieson	45	2023	2025	✓	✓

*Chair of the Board of Directors

A brief biography of each nominee and each continuing director is also set forth below, which includes information, as of the date of this Proxy Statement, regarding specific and particular experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee and the Board to believe that the director should serve on the Board.

Director Nominees

Hai Shi. Mr. Shi been a member of our Board of Directors since January 11, 2022. Since March 27, 2023, he has served as our Chief Strategy Officer and since April 15, 2024, he has served as our Co-Chief Executive Officer. Mr. Shi has been a member of Snail Games USA’s Board of Directors since its incorporation and served as Snail Games USA’s Chief Executive Officer from its inception to November 2021. Prior to forming Snail Games USA, Mr. Shi founded and has served as chair of the board of directors and chief executive officer of Suzhou Snail Digital Technology Co., Ltd. since April 2001. Mr. Shi has been an active participant of the gaming industry for more than twenty years.

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Mr. Shi holds a Bachelor of Fine Arts from Nanjing Normal University.

We believe Mr. Shi’s executive management roles and gaming experience make him well qualified to continue serving as our Chair of the Board of Directors.

Jim Tsai. Mr. Tsai has been a member of our Board of Directors since January 11, 2022. He has been a member of Snail Games USA Inc.’s Board of Directors since November 2021. He also served as the Chief Executive Officer from November 2021 to April 15, 2024. He previously served as Snail Games USA’s Chief Operating Officer from October 2020 to November 2021. From October 2015 to September 2020, Mr. Tsai served as Chief Executive Officer of SDE Inc., a video game developer company. Prior to that, Mr. Tsai served as Vice President of Snail Games USA from April 2014 to September 2015. Mr. Tsai holds a Bachelor of Fine Arts from Chinese Culture University. The Company intends to leverage Mr. Tsai’s business and gaming experience, which includes approximately 10 years as an executive officer for the Company, Snail Games USA Inc., the Company’s wholly owned subsidiary, and their affiliated entities, by consulting with Mr. Tsai on various matters and requesting that he attend certain business meetings as a consultant, which would be in addition to his regular responsibilities as a member of the Board.

We believe Mr. Tsai’s experience in executive management roles and gaming experience make him well qualified to continue serving as our director.

Heidy K. Chow. Ms. Chow has been a member of our Board of Directors since January 11, 2022. She has been a member of Snail Games USA’s Board of Directors since November 2021. She has served as its Chief Financial Officer since September 2020. Prior to joining the Company, Ms. Chow was a partner with the Pun Group, LLP from August 2015 to September 2020. From July 2014 to June 2015, Ms. Chow served as a manager of Ernst and Young, a certified public accounting and advisory firm. Since December 2019, Ms. Chow has also served as chair of the audit committee for Franklin Wireless Corp. Since June 2024, Ms. Chow has also served as one of the independent board members for VirnetX Holding Corporation. Ms. Chow holds a Bachelor of Science degree from California Polytechnic University of Pomona. Ms. Chow is currently a licensed CPA from the California Board of Accountancy.

We believe Ms. Chow’s experience overseeing complex enterprises as a public company director and her extensive financial management expertise make her well qualified to continue serving as our director.

Peter Kang. Mr. Kang has been a member of our Board of Directors since January 11, 2022. He has been a member of Snail Games USA’s Board of Directors since November 2021. He served as Snail Games USA’s Chief Operating Officer from December 2021 to September 2024, a role he previously held from December 2012 to October 2020. Mr. Kang currently serves as Snail, Inc.’s Vice President, Director of Business Development and Operations, a position he began in September 2024. He also served as Snail Games USA’s Vice President of Business Development from October 2020 to November 2021, and also served as director of Snail Games USA’s business development unit between 2015 and 2020 and as a producer of our game operations team between 2012 and 2015. From 2018 to 2021, Mr. Kang acted as a representative of the Managing Director for Eminence Corp. DBA Noiz.gg. Mr. Kang holds a Bachelor of Science in Microbiology, Immunology and Molecular Genetics from the University of California at Los Angeles.

We believe Mr. Kang’s extensive experience in the gaming industry together with his executive management experience makes him well qualified to continue serving as our director.

Ying Zhou. Ms. Zhou has been a member of our Board of Directors since January 11, 2022. She has been a member of Snail Games USA’s Board of Directors since November 2021. Since September 2020, Ms. Zhou has served as Chief Executive Officer of SDE Inc., a video game developer. Since November 2000, Ms. Zhou served as vice president of Suzhou Snail Digital Technology Co., Ltd., and since 2011, Ms. Zhou served as a director for Suzhou Snail Digital Technology Co., Ltd. Ms. Zhou holds a Bachelor of Fine Arts from Nanjing Normal University.

We believe Ms. Zhou’s experience in executive management roles and gaming experience make her well qualified to continue serving as our director.

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Neil Foster. Mr. Foster has been a member of our Board of Directors since November 9, 2022. Mr. Foster has over 30 years of experience in senior leadership positions at the nexus of technology and media with executive functional oversight including finance, strategy, technology, human resources, and legal. His executive career spans senior operating roles navigating the digital transformation of media in the recorded music business with Sony Music Entertainment (SONY) and in video gaming with Take-Two Interactive (TTWO). From 2015 until the company’s sale to Paltalk in late 2016, Mr. Foster previously served on the board of SNAP Interactive, Inc., a publicly traded developer and operator of dating applications for social networking websites and mobile platforms. Mr. Foster began his career as a management consultant at McKinsey & Company, Inc. He holds a BComm undergraduate degree from the University of Toronto, an MBA from Harvard University, and is a Canadian Chartered Accountant.

We believe Mr. Foster’s experience in finance and operations in media companies makes him well qualified to continue serving as our director.

Sandra Pundmann. Ms. Pundmann has been a member of our Board of Directors since November 9, 2022. Ms. Pundmann currently serves as Executive Vice President, Chief Audit & Risk Officer for Warner Bros. Discovery, Inc., where she has responsibility for leading the Internal Audit and Risk & Resilience organizations. She retired as a Senior Partner from Deloitte, a global accounting and professional service firm, where she served from 1996 to 2021. From 2015 to 2020, Ms. Pundmann was the U.S. Managing Partner of Internal Audit within Risk and Financial Advisory, a member of the Global Internal Audit Executive team, America’s Operational Risk leader and a senior Technology, Media & Telecommunications (TMT) partner serving start-up to Fortune 10 companies in a variety of industries.

Ms. Pundmann has an MBA from the University of Missouri-St. Louis and a Bachelor of Science in Accounting and Computer Information Systems from Missouri State University.

We believe Ms. Pundmann’s experience in serving technology and media companies and extensive governance, audit, financial, risk management, accounting and internal controls experience arising from 40 years of public and corporate roles make her well qualified to serve as a director.

Ryan Jamieson. Mr. Jamieson has been a member of our Board of Directors since November 10, 2023. Mr. Jamieson has over 20 years of experience in IT audit, IT risk management and information security, including experience with cybersecurity-related matters. From June 2023 to present, Mr. Jamieson is Founder and Principal of Knit Security. From June 2021 to June 2023, Mr. Jamieson was the Head of Advisory Services, vCISO, and Principal Consultant of Redacted, Inc. From January 2020 to June 2021, Mr. Jamieson was Client Technology IT Risk Lead of EY. From October 2018 to January 2020, Mr. Jamieson was the Business Information Security Officer at SpotX. Prior positions include leading security efforts at Take-Two Interactive Software and holding a number of IT Risk-related roles at American Express. Mr. Jamieson began his career as an enlisted soldier in the United States Army.

We believe Mr. Jamieson’s experience in IT audit and IT risk management, including technology controls and cybersecurity-related matters, makes him well qualified to serve as a director.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

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INFORMATION REGARDING THE BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE

This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Corporate Governance Guidelines, the charters of the committees of the Board and our Code of Business Conduct and Ethics, described below, can be found in the Corporate Governance section of the Investors section of our website at investor.snail.com. Alternatively, you can request a copy of any of these documents free of charge by writing to: Heidy K. Chow, Chief Financial Officer & Secretary, c/o Snail, Inc., 12049 Jefferson Blvd, Culver City, California 90230. Information on or accessible through our website is not incorporated by reference in this Proxy Statement.

Controlled Company Exemption

Mr. Shi and Ms. Zhou beneficially own shares of our common stock representing more than 50% of the voting power of our outstanding common stock. As a result, we are a “controlled company” under the Nasdaq Stock Market LLC (“Nasdaq”) corporate governance standards. As a controlled company, exemptions under the standards free us from the obligation to comply with certain corporate governance requirements, including the requirements:

●	that we have a compensation committee or nominating and corporate governance committee;

●	that a majority of our board of directors consist of “independent directors,” as defined under the rules of Nasdaq;

●	that any corporate governance and nominating committee or compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	that we have an annual performance evaluation of the nominating and governance committees and compensation committee.

These exemptions do not modify the independence requirements for our Audit Committee, and as a result, we fully comply with the requirements of Rule 10A-3 of the Exchange Act and the rules of Nasdaq regarding the independence requirements for our Audit Committee.

Board Composition

Our Board of Directors currently consists of eight (8) members. Our amended and restated certificate of incorporation provides that all of our directors are elected annually at the annual meeting of the stockholders until the first date on which either (1) Mr. Shi and Ms. Zhou and their respective affiliates no longer hold more than 50% of the voting power of our outstanding shares of common stock, or (2) we no longer qualify as a “controlled company” under the Nasdaq rules in effect on the date of our initial public offering, at which time our board of directors will be divided into three classes of directors, designated as Class I, Class II and Class III, with the classes to be as nearly equal in number as possible, and with the directors serving three-year terms.

Director Independence

Our Board of Directors determined that each of Sandra Pundmann, Neil Foster and Ryan Jamieson is an “independent director” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq, representing 37.5% of our eight (8) directors. In making these determinations, our Board of Directors reviewed information provided by the directors and us with regard to each director’s business and personal activities and current and prior relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any transactions involving them.

Board Diversity

We are committed to diversity and inclusion, and the highly diverse nature of our Board reflects that commitment. We believe that a variety of experiences and points of view contributes to a more effective decision-making process.

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Meetings of the Board of Directors

The Board oversees our business. It establishes overall policies and standards and reviews the performance of management. During the fiscal year ended December 31, 2024, the Board held five meetings. Each Board member attended 75% or more of the aggregate meetings of the Board and of the committees on which they served held during the period for which they were a director or committee member. The Company’s directors are encouraged to attend our annual meetings of stockholders, but we do not currently have a policy relating to director attendance.

Our Independent Directors meet from time to time in executive session. The Board and each of our standing independent committees typically holds an executive session of non-management directors (all of whom are Independent Directors) as a part of every regularly scheduled quarterly meeting.

Information Regarding Committees of the Board of Directors

Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board of Directors when necessary to address specific issues. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee operates under a written charter approved by our Board of Directors.

Audit Committee

The Board has a separately designated standing Audit Committee established in accordance with Section 3(a)(58) of the Exchange Act. The Audit Committee was established by the Board to assist the Board in its oversight of the integrity of our financial statements and internal controls, and our compliance with legal and regulatory requirements. In addition, the Audit Committee assists the Board in its oversight of the qualification, independence and performance of our independent registered public accounting firm and recommends to the Board the appointment of our independent registered public accounting firm.

The members of our Audit Committee are Sandra Pundmann, Neil Foster and Ryan Jamieson. Ms. Pundmann is the chair of our Audit Committee. Our Board of Directors has affirmatively determined that Ms. Pundmann and Messrs. Foster and Jamieson each meet the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. As a result, all members of our Audit Committee meet the applicable independence requirements under applicable Nasdaq listing rules and Rule 10A-3 of the Exchange Act.

In addition, our Board of Directors has determined that each member of our Audit Committee is financially literate, and that Ms. Pundmann is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K promulgated under the Securities Act. In making that determination, the Board relied on the past business experience of Ms. Pundmann. Please see the description of the business experience for Ms. Pundmann under the heading “Nominees for Director and Continuing Directors—Director Nominees”. This designation does not impose any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board of Directors.

Our Audit Committee is directly responsible for, among other things:

●	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

●	discussing with our independent registered public accounting firm their independence from management;

●	reviewing with our independent registered public accounting firm the scope and results of their audit;

●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

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●	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Our Audit Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq. In 2024, the Audit Committee met four times. The Audit Committee charter can be found in the Corporate Governance section of the Investors section of our website at investor.snail.com. Information on or accessible through our website is not incorporated by reference in this Proxy Statement. The Audit Committee charter grants the Audit Committee authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Audit Committee considers necessary or appropriate in the performance of its duties.

As required by its charter, the Audit Committee conducts a self-evaluation at least annually. The Audit Committee also reviews and assesses the adequacy of its charter at least annually and recommends any proposed changes to the Board for its consideration.

The Board annually reviews the Nasdaq listing standards’ definition of independence for Audit Committee members and has determined that all members of our Audit Committee are “financially literate” under Nasdaq listing standards and that members of the Audit Committee received no compensation from the Company other than for service as a director.

Report of the Audit Committee of the Board of Directors

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation and integrity of the consolidated financial statements and the reporting process, including establishing and monitoring the system of internal financial controls. In this context, during fiscal year 2024, the Audit Committee met and held discussions with management and BDO USA, P.C. (“BDO”), the Company’s independent registered public accounting firm. Management has represented to the Audit Committee that the Company’s consolidated financial statements for the fiscal year ended December 31, 2024, were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited financial statements of the Company with management of the Company and with BDO. In addition, the Audit Committee has discussed with BDO the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) AS 1301, Communications with Audit Committees, and the Securities and Exchange Commission (the “SEC”). The Audit Committee has received from BDO the written disclosures regarding the auditor’s independence required by applicable requirements of PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with BDO the independence of BDO from the Company and its management. Based on the foregoing, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC. The Audit Committee and the Board have also recommended the selection of BDO as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

The material in this report is not deemed “soliciting material,” is not deemed “filed” with the SEC, is not subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not to be incorporated by reference into any filing of Snail under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Respectfully submitted on April 22, 2025, by the members of the Audit Committee of the Board of

Directors:

Sandra Pundmann, Chair

Neil Foster

Ryan Jamieson

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Compensation Committee

The members of our Compensation Committee are Ying Zhou, Neil Foster and Heidy K. Chow. Ms. Zhou is the chair of our Compensation Committee. Our Board of Directors has affirmatively determined that Mr. Foster meets the requirements for independence under the current Nasdaq listing standards (including Nasdaq’s controlled-company exemption) and that he is a non-employee director, as defined in Section 16b-3 of the Exchange Act. Our Compensation Committee is responsible for, among other things:

●	reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and/or Co-Chief Executive Officers, evaluating our Chief Executive Officer and/or Co-Chief Executive Officers’ performance in light of these goals and objectives and setting compensation;

●	reviewing and setting or making recommendations to our board of directors regarding the compensation of our other executive officers;

●	reviewing and approving or making recommendations to our board of directors regarding our incentive compensation and equity-based plans and arrangements;

●	reviewing and approving compensation (including equity-based compensation) for our non-employee directors; and

●	appointing and overseeing any compensation consultants.

Our Compensation Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq. During 2024, the Compensation Committee met one time.

The Compensation Committee charter can be found in the Corporate Governance section of the Investors section of our website at investor.snail.com. Information on or accessible through our website is not incorporated by reference in this Proxy Statement. The Compensation Committee charter grants the Compensation Committee sole authority to retain or obtain the advice of a compensation consultant, legal counsel or other adviser, including the authority to approve the consultant’s reasonable compensation. The Compensation Committee may select such advisers, or receive advice from any other adviser, only after taking into consideration all factors relevant to that person’s independence from management, including those independence factors enumerated by Nasdaq rules.

Under the Compensation Committee charter, the Compensation Committee may, in its discretion, delegate its duties to a subcommittee or to the Chair of the Compensation Committee.

As required by its charter, the Compensation Committee conducts a self-evaluation at least annually. The Compensation Committee also annually reviews and assesses the adequacy of its charter and recommends any proposed changes to the Board for its consideration.

Compensation Committee Processes and Procedures

The implementation of our compensation philosophy is carried out under the supervision of the Compensation Committee. The Compensation Committee charter requires that the Compensation Committee meet as often as it determines is appropriate to carry out its responsibilities under the charter. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with other Compensation Committee members, management and the Compensation Committee’s independent advisors. The Compensation Committee also meets regularly in executive session. However, our Co-Chief Executive Officers and our Chief Financial Officer, in addition to the Compensation Committee’s independent advisors, may attend portions of the Compensation Committee meetings for the purpose of providing analysis and information to assist management with their recommendations on various compensation matters. Management does not participate in the executive sessions of the Compensation Committee.

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Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is generally responsible for identifying qualified Board candidates, recommending director nominees and appointments to Board committees, evaluating Board performance and overseeing the Company’s Corporate Governance Guidelines. The members of our Nominating and Corporate Governance Committee are Heidy K. Chow, Peter Kang and Sandra Pundmann. Ms. Chow is the chair of our Nominating and Corporate Governance Committee. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under current rules and regulations of the SEC and Nasdaq, including Nasdaq’s controlled company exemption. Our Nominating and Corporate Governance Committee is responsible for, among other things:

●	identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors;

●	recommending to our Board of Directors the nominees for election to our Board of Directors at annual meetings of our stockholders

●	evaluating the overall effectiveness of our Board of Directors;

●	reviewing and recommending our Code of Business Conduct and Ethics and Corporate Governance Guidelines.

During 2024, the Nominating and Corporate Governance Committee did not have any meetings. Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq. A detailed discussion of the Nominating and Corporate Governance Committee’s procedures for recommending candidates for election as a director appears below under the caption “Procedures of the Nominating and Corporate Governance Committee”.

The Nominating and Corporate Governance Committee charter can be found in the Corporate Governance section of the Investors section of our website at investor.snail.com. The Nominating and Corporate Governance Committee charter complies with the guidelines established by Nasdaq. Information on or accessible through our website is not incorporated by reference in this Proxy Statement. The charter of the Nominating and Corporate Governance Committee grants the Nominating and Corporate Governance Committee authority to retain and terminate any advisers, including search firms to identify director candidates, compensation consultants as to director compensation and legal counsel, including sole authority to approve all such advisers’ fees and other retention terms.

Procedures of the Nominating and Corporate Governance Committee

In connection with nominating directors for election at the Annual Meeting and periodically throughout the year, the Nominating and Corporate Governance Committee considers the composition of the Board and each committee of the Board to evaluate its effectiveness and whether changes should be considered to either the Board or any of the committees. In support of this process, the Board has determined that the Board as a whole must have the right diversity, mix of characteristics and skills for the optimal functioning of the Board in its oversight of our Company. The Board considers the following factors and qualifications, without limitation:

●	the appropriate size and the diversity of the Board;

●	the needs of the Board with respect to the particular talents and experience of its directors;

●	the knowledge, skills and experience of nominees, including experience in the industry in which the Company operates, business, finance, management or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

●	familiarity with domestic and international business matters;

●	familiarity and experience with legal and regulatory requirements; and

●	experience with accounting rules and practices.

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Considerations in Evaluating Director Nominees

Pursuant to the Nominating and Corporate Governance Committee charter, the Nominating and Corporate Governance Committee periodically reviews the composition of the Board in light of current challenges and needs of the Board and the Company and determine whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, skills, background and experience. Although the Nominating and Corporate Governance Committee does not have a formal policy regarding diversity on the Board, the Nominating and Corporate Governance Committee is sensitive to the importance of nominating persons with different perspectives and experience to enhance the deliberation and decision-making processes of the Board. The Nominating and Corporate Governance Committee also considers applicable laws and regulations.

Once the Nominating and Corporate Governance Committee and the Board determine that it is appropriate to add a new director, either as a replacement or as a new position, the Nominating and Corporate Governance Committee uses a flexible set of procedures in selecting individual director candidates. This flexibility allows the Nominating and Corporate Governance Committee to adjust the process to best satisfy the objectives it is attempting to accomplish in any director search. The first step in the general process is to identify the type of candidate the Nominating and Corporate Governance Committee may desire for a particular opening, including establishing the specific target skill areas, experiences and backgrounds that are to be the focus of a director search. The Nominating and Corporate Governance Committee may consider candidates recommended by management, by members of the Nominating and Corporate Governance Committee, by the Board, by stockholders or by a third party it may engage to conduct a search for possible candidates. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate.

Once candidates are identified, the Nominating and Corporate Governance Committee conducts an evaluation of qualified candidates. The evaluation generally includes interviews and background and reference checks. There is no difference in the evaluation process of a candidate recommended by a stockholder as compared to the evaluation process of a candidate identified by any of the other means described above. In identifying and evaluating potential nominees to serve as directors, the Nominating and Corporate Governance Committee will examine each nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate.

If the Nominating and Corporate Governance Committee determines that a candidate should be nominated as a candidate for election to the Board, the candidate’s nomination is then recommended to the Board, and the directors may in turn conduct their own review to the extent they deem appropriate. When the Board has agreed upon a candidate, such candidate is recommended to the stockholders for election at an annual meeting of stockholders or appointed as a director by a vote of the Board as appropriate.

Stockholder Nominations to the Board of Directors

In order for a stockholder to have a candidate considered by the Nominating and Corporate Governance Committee, a stockholder should submit a written recommendation that includes (A) as to each person whom the stockholder proposes to nominate for election or reelection as director, (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (2) a reasonably detailed description of any compensatory, payment or other financial agreement, arrangement or understanding that such person has with any other person or entity other than the Company including the amount of any payment or payments received or receivable thereunder, in each case in connection with candidacy or service as a director of the Company, and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made: (1) the name and address of such stockholder (as they appear on the Company’s books) and any such beneficial owner; (2) for each class or series, if any, the number of shares of capital stock of the Company that are held of record or are beneficially owned by such stockholder and by any such beneficial owner; (3) a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business; (4) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any such nominee with respect to the Company’s securities; (5) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting; (6) a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Company’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination; (7) any other information relating to such stockholder, beneficial owner, if any, or director nominee or proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee or proposal pursuant to Section 14 of the Exchange Act; and (8) such other information relating to any proposed item of business as the Company may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action. Stockholder recommendations should be addressed to the Nominating and Corporate Governance Committee in care of our Secretary at 12049 Jefferson Blvd, Culver City, California 90230.

Each of the current directors have been recommended by the Nominating and Corporate Governance Committee to the Board for reelection as our directors at the Annual Meeting, and the Board has approved such recommendations.

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Stockholder Communications with the Board of Directors

Our relationship with our stockholders is an important part of our corporate governance program. Engaging with our stockholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach include investor road shows, analyst meetings, and investor conferences and meetings. We also communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases and our website. Our conference calls for quarterly earnings releases are open to all. These calls are available in real time and as archived webcasts on our website for a period of time.

The Board has adopted a process for stockholders and others to send communications to the Board or any director. All such communications should be sent by mail addressed to the Board or any particular director at 12049 Jefferson Blvd, c/o Heidy K. Chow, Chief Financial Officer & Secretary. All communications received by Ms. Chow will be sent directly to the Board or any particular director.

Family Relationships

Mr. Shi and Ms. Zhou are husband and wife. There are no other family relationships among any of the individuals who serve as directors or executive officers of Snail.

Role of the Board in Risk Oversight

Our Board of Directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board of Directors is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. The Audit Committee is also responsible for overseeing the management of risks associated with the independence of our board of directors and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through discussions from committee members about such risks. Our Board of Directors believes its administration of its risk oversight function has not negatively affected our Board of Directors’ leadership structure.

It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Company’s Co-Chief Executive Officers and Chief Financial Officer coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

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Cybersecurity Governance

Our executive management considers cybersecurity risk and other information technology risk as part of its risk oversight and has the ultimate responsibility for overseeing our cybersecurity strategy. We have bolstered the ability of our Board of Directors to address and work to prevent the ever evolving risks posed by cybersecurity threats through the appointment of Mr. Ryan Jamieson to our Board of Directors and Audit Committee. Mr. Jamieson has an extensive history in cybersecurity and a deep understanding of cybersecurity threats that may have a material impact on our business and the video game industry as a whole. Our Director of IT (information technology) holds operational responsibility for cybersecurity and maintains a suite of industry-standard tools to consistent confidentiality, integrity and availability of our systems and data. Suspicious activity within our networks and systems are investigated and assessed by the Director of IT and then reported to our executive management team, who then reports verified incidents to the Board of Directors. On a quarterly basis, the Director of IT reports cybersecurity monitoring updates to one or both of our Co-Chief Executive Officers, who coordinate with our Board to implement our information technology and cybersecurity programs as well as any required remediation to these programs. In addition, our HR Manager ensures that our employees have the adequate training and information regarding relevant controls of cybersecurity as well as cybersecurity best practices.

Code of Business Conduct and Ethics

Our Board of Directors adopted Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics can be found in the Corporate Governance section of the Investors section of our website at investor.snail.com. Information on or accessible through our website is not incorporated by reference in this Proxy Statement.

Corporate Governance Guidelines

We adopted Corporate Governance Guidelines that promote the functioning of the Board and its committees and set forth expectations as to how the Board should operate. The guidelines include information about the composition of the Board, orientation and continuing education, director compensation, Board meetings, Board committees, management succession, expectations of directors, and information regarding the performance evaluation of the Board. Our Corporate Governance Guidelines can be found in the Corporate Governance section of the Investors section of our website at investor.snail.com. Information on or accessible through our website is not incorporated by reference in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

One of the members of our Board of Directors, Jim Tsai, previously served as our Chief Executive Officer until his resignation, which was effective as of April 15, 2024. In addition, Heidy K. Chow, our Chief Financial Officer, is a member of our Board of Directors and serves as Chairman of the Nominating and Corporate Governance Committee of the Board and as a member of the Compensation Committee of the Board. Other than as described herein, none of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Co-Chief Executive Officers

On April 15, 2024, Jim S. Tsai notified Hai Shi of his decision to resign from his position as the Chief Executive Officer of Snail, Inc. and all of Snail, Inc.’s subsidiaries, including, Snail Games USA, Inc., a California corporation and a wholly owned subsidiary of Snail, Inc., with such resignation effective April 15, 2024; however, Mr. Tsai will remain with the Company for a 30-day transition period.

On April 15, 2024, in conjunction with Mr. Tsai’s resignation as the Company’s Chief Executive Officer, the Company appointed Hai Shi and Xuedong (Tony) Tian to serve as the Company’s new Co-Chief Executive Officers, effective April 15, 2024. Mr. Tian’s biography is set forth below.

Xuedong (Tony) Tian. Prior to joining our Company, Mr. Tian served as Managing Director and Head of Capital Markets at US Tiger Securities, Inc. between October 2020 and April 2024 and the Chief Financial Officer and Director of Inkstone Feibo Acquisition Corporation, a special purpose acquisition company (“SPAC”) to be listed on Nasdaq, between April 2022 and January 2024. From May 2012 to October 2020, Mr. Tian was the Founder and President of Weitian Group LLC, a corporate advisory and investor relations consulting firm. From April 2008 to May 2012, Mr. Tian was a sell-side equity analyst at various investment banks, including Oppenheimer & Co. Inc., Ladenburg Thalmann & Co. Inc., Ticonderoga Securities LLC, and Pacific Crest Securities LLC. Prior to his Wall Street career, Mr. Tian worked for Virgin Mobile USA and AT&T as a Finance Manager from January 2001 to March 2008. Mr. Tian also has been Managing Director and Head of Asia at Kingswood Investments LLC, a division of Kingswood Capital Partners, LLC, since April 2024, the Chief Financial Officer and Director of Aimfinity Investment Corp. I, a SPAC listed on Nasdaq, since March 2023; and the Chief Executive Officer and Director of Feutune Light Acquisition Corporation, a SPAC listed on Nasdaq, since 2022. Mr. Tian holds MBA degree from New York University, M.A. degree in Economics from the University of Connecticut and M.S./B.S. degrees in Land Resources and Management from China Agricultural University. Mr. Tian is a CFA charter holder and currently holds Series 7, 24, 63, and 79 licenses.

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PROPOSAL NO. 2: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR SNAIL, INC.

On March 25, 2025, the Audit Committee selected, and the Board approved, of BDO as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. BDO has served as our independent registered public accounting firm since 2021. Representatives of BDO plan to attend the Annual Meeting and will be available to answer appropriate questions from stockholders. They will have the opportunity to make a statement if they desire to do so.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of BDO as the Company’s independent registered public accounting firm. However, the Board is submitting the selection of BDO to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether to retain BDO. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Company and its stockholders.

Independent Registered Public Accounting Firm

The following is a summary of the fees and services provided by BDO to the Company for fiscal years 2024 and 2023:

	Fiscal Year Ended
	December 31,
Description of Services Provided by BDO USA, P.C.	2024	2023

Audit Fees (1)	$739,900	$743,042
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
TOTAL	$739,900	$743,042

(1)	Audit fees for 2024 and 2023 were for professional services rendered for the audits of our consolidated financial statements, review of interim financial statements, assistance with registration statements filed with the SEC and services that are normally provided by BDO in connection with statutory and regulatory filings or engagements.

The Audit Committee or delegate thereof pre-approves the scope of the audit, audit-related and tax services provided by our independent registered public accounting firm, as well as all associated fees and terms, pursuant to pre-approval policies and procedures established by the Audit Committee. The Audit Committee evaluates the independent registered public accounting firm’s qualifications, performance and independence, and presents its conclusions to the full Board on at least an annual basis.

All of the services provided by BDO since our initial public offering in November 2022, and fees for such services, were pre-approved by the Audit Committee in accordance with these standards.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 2.

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OTHER INFORMATION RELATED TO SNAIL, THE DIRECTORS AND EXECUTIVE OFFICERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of April 22, 2025 by:

●	each person, or group of affiliated persons, known by us to own beneficially 5% or more of our outstanding shares;

●	each of our directors and executive officers that will be in place as of the consummation of this offering, individually; and

●	all directors and executive officers as a group.

The number of shares of common stock beneficially owned by each entity, person, executive officer or director is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days through the exercise of any option, warrant or other right. Except as otherwise indicated, and subject to applicable community property laws, we believe that each stockholder identified in the table below possesses sole voting and investment power over all the Class A common stock or Class B common stock shown as beneficially owned by the stockholder in the table.

The percentages of beneficial ownership in the table below are calculated based on 8,465,080 shares of Class A common stock and 28,748,580 shares of Class B common stock issued and outstanding as of April 22, 2025.

Unless otherwise indicated below, the address for each beneficial owner is c/o Snail, Inc., 12049 Jefferson Blvd, Culver City, California 90230.

	Shares Beneficially Owned				Percentage
	Class A		Class B		of Total Voting
Stockholders	Shares	Percentage	Shares	Percentage	Power(1)
5% and Greater Stockholders:
Olive Wood Global Development Limited(2)	—	—	24,103,590	83.8%	81.4%
Amethyst Fortune Development Limited(3)	—	—	4,644,990	16.2%	15.7%
Ferth Development Limited(4)	378,490	4.5%	—	—	*
Directors and Named Executive Officers:

Hai Shi(5)	—	—	28,748,580		97.14%
Jim Tsai	—	—	—	—	—
Xuedong Tian	—	—	—	—	—
Heidy K. Chow	—	—	—	—	—
Peter Kang	—	—	—	—	—
Ying Zhou(5)	—	—	28,748,580		97.14%
Sandra Pundmann	12,000	*	—	—	—
Neil Foster	12,000	*	—	—	—
Ryan Jamieson	43,478	*	—	—	—
All directors and officers as a group (9 persons)	67,478	*	28,748,580	100%	97.14%

* Less than 1%.

(1)	Percentage of total voting power represents voting power with respect to all of our Class A and Class B common stock, as a single class. Holders of our Class A common stock are entitled to one (1) vote per share, whereas holders of our Class B common stock are entitled to ten (10) votes per share.

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(2)	Represents 24,103,590 shares of our Class B common stock held by Olive Wood Global Development Limited (“Olive Wood”), an entity organized under the laws of the British Virgin Islands. Olive Wood is controlled by Hai Shi, who is our Founder, Co-Chief Executive Officer, Chief Strategy Officer, Chair of our Board of Directors and the spouse of Ying Zhou, one of our directors. The address for Olive Wood is Room 1903, 19/F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong.

(3)	Represents 4,644,990 shares of our Class B common stock held by Amethyst Fortune Development Limited (“Amethyst”), an entity organized under the laws of the British Virgin Islands. Amethyst is controlled by Ying Zhou, who is one of our Board of Directors and the spouse of Hai Shi, our Founder, Co-Chief Executive Officer, Chief Strategy Officer and Chair of our Board of Directors. The address for Amethyst is Room 1903, 19/F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong.

(4)	Represents 378,490 shares of our Class A common stock held by Ferth Development Limited (“Ferth Development”), an entity organized under the laws of the British Virgin Islands. The address for Ferth Development is Room 304, Building 20, Langqinwan Garden, Industry Zone, Suzhou, Jiangsu, 215000, China.

(5)	Represents (i) 24,103,590 shares of our Class B common stock held of record by Olive Wood Global Development Limited, which is controlled by Hai Shi and (ii) 4,644,990 shares of our Class B common stock held of record by Amethyst Fortune Development Limited, which is controlled by Ying Zhou. Mr. Shi and Ms. Zhou are husband and wife.

Legal Proceedings

There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

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EXECUTIVE AND DIRECTOR COMPENSATION

Our named executive officers (“NEOs”) for the fiscal years ended December 31, 2024 and December 31, 2023 were as follows:

●	Hai Shi, Founder, Co-Chief Executive Officer (as of April 15, 2024), Chief Strategy Officer, and Chairman of the Board of Directors

●	Jim Tsai, Former Chief Executive Officer (resigned effective as of April 15, 2024) and Member of our Board of Directors

●	Heidy K. Chow, Chief Financial Officer and Member of our Board of Directors

●	Peter Kang, Chief Operating Officer (until September 2024); Vice President, Director of Business Development and Operations (beginning September 2024) and Member of our Board of Directors

●	Xue Dong Tian, Co-Chief Executive Officer (effective April 15, 2024)

Snail, Inc. is an emerging growth company and therefore is subject to reduced disclosure obligations regarding executive compensation, including only being required to provide disclosure with respect to four “named executive officers,” and is exempt from the requirements of holding a nonbinding advisory vote on executive compensation.

Summary Compensation Table

The following table sets forth information concerning the compensation paid to or earned by our NEOs for the fiscal years noted.

SUMMARY COMPENSATION TABLE

Name	Principal Position	Year	Salary ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Hai Shi	Founder, Chief Strategy Officer, Co-Chief Executive Officer and Chairman of the Board of Directors	2024	400,000	—	30,284	430,284
		2023	292,178	—	6,111	298,239
Xue Dong Tian	Co-Chief Executive Officer	2024	201,923	—	3,598	205,521

Jim Tsai	Former Chief Executive Officer; Director	2024	312,120	—	29,988	342,108
		2023	563,859	—	48,611	612,470
Heidy K. Chow	Chief Financial Officer; Director	2024	380,000	—	17,716	397,716
		2023	380,000	—	15,329	395,329
Peter Kang	Vice President, Director of Business Development and Operations; Director	2024	300,000	—	37,496	337,496
		2023	296,756	—	28,441	325,198

(1)	Reflects the aggregate grant date fair value of performance-based restricted stock units (“PSUs”) awarded to the NEOs in connection with our IPO on November 4, 2022, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation, assuming level of performance. The assumptions we used in valuing of the PSU awards are described in Notes 2 and 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 26, 2025, and do not necessarily correspond to the actual economic value recognized or that may be recognized by our NEOs. For more details on the terms of the PSUs. Please see “Executive and Director Compensation—Other Elements of Compensation—IPO Founder Grants” Included elsewhere in this proxy statement.

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(2)	See below, which footnotes relate to the “All Other Compensation” column.

For Fiscal Year 2024

a.	For Mr. Shi, reflects (i) the value of healthcare benefits of $27,294; and (ii) parking and cellular phone allowance of $2,990.

b.	For Mr. Tsai, reflects (i) matching contributions under the Company’s 401(k) plan of $1,056;

(ii)	the value of healthcare benefits of $11,167; (iii) a car allowance of $16,500; and (iv) parking and cellular phone allowance of $1,265.

c.	For Ms. Chow, reflects (i) matching contributions under the Company’s 401(k) plan of $8,284;

(ii)	the value of healthcare benefits of $8,782; and (iii) cellular phone allowance of $650.

d.	For Mr. Kang, reflects (i) matching contributions under the Company’s 401(k) plan of $7,212;

(ii)	the value of healthcare benefits of $27,294; and (iii) parking and cellular phone allowance of $2,990.

e.	For Mr. Tian, reflects (i) matching contributions under the Company’s 401(k) plan of $3,173; and (ii) cellular phone allowance of $425.

For Fiscal Year 2023

a.	For Mr. Shi, reflects (i) the value of healthcare benefits of $4,761; and (ii) parking and cellular phone allowance of $1,350.
b.	For Mr. Tsai, reflects (i) matching contributions under the Company’s 401(k) plan of $1,269;

(ii)	the value of healthcare benefits of $8,317; (iii) a car allowance of $37,500; and (iv) parking and cellular phone allowance of $1,525.

c.	For Ms. Chow, reflects (i) matching contributions under the Company’s 401(k) plan of $8,038;

(ii)	the value of healthcare benefits of $6,666; and (iii) cellular phone allowance of $625.

d.	For Mr. Kang, reflects (i) matching contributions under the Company’s 401(k) plan of $6,346;

(ii)	the value of healthcare benefits of $20,571; and (iii) parking and cellular phone allowance of $1,525.

Narrative to Summary Compensation Table

In 2024 and 2023, the primary element of compensation for our NEOs was base salary. In addition, our NEOs received PSU awards in connection with the closing of our IPO in November 2022 pursuant to the Snail, Inc. 2022

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Omnibus Incentive Plan (the “2022 Plan”). The NEOs also participate in employee benefit plans and programs that we offer to our other full-time employees on the same basis, including, starting in May 2021, participation in the Company’s 401(k) plan with employer matching contributions.

Employment Arrangements

We have entered into employment letters with Messrs. Tsai and Kang, as well as an offer letter with Ms. Chow, the terms of each of which are summarized below.

On April 15, 2024, we entered into an offer letter with Mr. Tian, our Co-Chief Executive Officer, under which he is employed at-will. Mr. Tian’s offer letter provides for a base salary of $300,000, an annual performance bonus payable in restricted shares of our Class A common stock, which is dependent on our achievement of certain objective and subjective criteria established by the Company’s Chairman of the Board and approved by the Company’s Board and Compensation Committee of the Board and an annual performance bonus payable in cash, dependent on the Company’s achievement of certain objective criteria established by the Company.

On April 15, 2024, Mr. Tsai notified Hai Shi of his decision to resign from his position as the Chief Executive Officer of the Company and all of the Company’s subsidiaries, including, Snail Games USA, Inc., with such resignation effective April 15, 2024; however, Mr. Tsai would remain with the Company for a 30-day transition period. On April 15, 2024, in conjunction with Mr. Tsai’s resignation as the Company’s Chief Executive Officer, the Company appointed Hai Shi and Xuedong (Tony) Tian to serve as the Company’s new Co-Chief Executive Officers, effective April 15, 2024. Mr. Tsai has agreed to remain with the Company for a one-month period (until May 15, 2024) to assist the Company’s new management team with an orderly transition. Although Mr. Tsai resigned as the Chief Executive Officer of the Company, he will continue to serve as a member of the Company’s Board of Directors.

On March 27, 2023, we entered into an offer letter with Mr. Shi, our Chief Strategy Officer, who’s also our Founder, Chairman of the Board and Co-Chief Executive Officer, under which he is employed as Chief Strategy Officer at-will. Mr. Shi’s offer letter as Chief Strategy Officer provides for a base salary of $400,000. Mr. Shi does not receive compensation as the Chairman of the Board commencing effective of the Chief Strategy Officer.

On November 1, 2021, we entered into an amended employment letter with Mr. Tsai, our then Chief Executive Officer as of November 1, 2021, under which he is employed at-will. The amended employment letter provides for a base salary of $660,000.

On December 1, 2021, we entered into an amended employment letter with Mr. Kang, our former Chief Operating Officer (now serving as our Vice President, Director of Business Development and Operations since September 2024) as of December 1, 2021, under which he is employed at-will. The amended employment letter provides for a base salary of $300,000.

On August 18, 2020, we entered into an offer letter with Ms. Chow, our Chief Financial Officer, under which she is employed at-will. Ms. Chow’s offer letter provides for a base salary of $380,000.

In addition to base salaries, Messrs. Tsai and Kang and Tian and Ms. Chow are eligible to receive annual bonuses at the discretion of our board of directors, cash and equity incentive awards under our 2022 Plan, and participate in our benefit plans.

Restrictive Covenants

All employees, including the NEOs, are subject to customary confidentiality obligations and intellectual property protection covenants. In addition, pursuant to their respective employment and offer letters, each of Mr. Tsai and Ms. Chow has agreed not to compete with us during the term of his or her employment, and not to solicit any of our customers or employees during a two-year restricted period following his or her termination of employment.

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Other Elements of Compensation

Equity Compensation

Snail, Inc. 2022 Omnibus Incentive Plan (the “2022 Plan”)

In connection with our initial public offering, our board of directors approved and adopted the 2022 Plan, which provides for the grant of equity- and cash-based awards to our employees, consultants, service providers and non-employee directors in the form of stock options (incentive stock options and nonqualified stock options), stock appreciation rights, restricted stock, restricted stock units, performance awards or other stock- based or cash-based awards. The 2022 Plan is administered by the Compensation Committee of our board of directors (the “Compensation Committee”), which may delegate its duties and responsibilities to one or more officers of the Company.

As of December 31, 2024, 4,508,239 shares of our Class A common stock were available for issuance pursuant to the 2022 Plan. The total number of shares of our Class A common stock available for issuance under the 2022 Plan will be increased on January 1 of each year beginning with the 2024 fiscal year, by an amount equal to the least of (i) 5,718,000, (ii) 1% of the aggregate number of shares of our Class A and Class B common stock outstanding (on a fully-diluted basis) on the last day of the immediately preceding fiscal year and (iii) such number of shares of Class A common stock as determined by our board of directors.

In the event of a change in control, as defined in the 2022 Plan, the Compensation Committee may take certain actions with respect to outstanding awards, including the continuation or assumption of awards, substitution or replacement of awards by a successor entity, acceleration of vesting and lapse of restrictions, determination of the attainment of performance conditions for performance awards or cancellation of awards in consideration of a payment.

IPO Founder Grants

In connection with our IPO, we granted each of our NEOs a one-time equity incentive award in the form of PSUs under the 2022 Plan (“IPO Founder Grants”). The IPO Founder Grants will vest as follows:

●	10% vests on November 9, 2023 if the Company’s Average Annual Growth Rate (as defined in the applicable award agreement under the Plan, the “AAGR”) is 15% or above during the one-year period following November 9, 2022 (the “IPO Date”); an additional 15% vests on November 9, 2024 if the Company’s AAGR is 30% or above during the two-year period following the IPO Date; an additional 20% vests on November 9, 2025 if the Company’s AAGR is 45% or above during the three-year period following the IPO Date; an additional 25% vests on November 9, 2026 if the Company’s AAGR is 60% or above during the four-year period following the IPO Date; an additional 30% vests on November 9, 2027 if the Company’s AAGR is 75% or above during the five-year period following the IPO Date, in each case, subject to the NEO’s continuous service through the applicable vesting date; further, if the 75% AAGR is achieved during the period between the IPO Date and the fifth anniversary of the IPO Date, any unvested PSUs that have not vested solely due to failure to satisfy the relevant target AAGR on each of the prior vesting dates will vest in full.

The table set forth below discloses the IPO Founder Grants granted to our NEOs in the 2022 fiscal year. No IPO Founder Grants were granted to our NEOs in the 2024 and 2023 fiscal year.

Name	2024 PSUs Granted (#)	2023 PSUs Granted (#)
Jim Tsai (former Chief Executive Officer)	—	—
Heidy K. Chow	—	—
Peter Kang	—	—

Retirement Savings and Health and Welfare Benefits

Our NEOs are eligible to participate in employee benefit programs available to our employees generally, including health, dental and vision insurance and a tax-qualified 401(k) plan maintained by the Company.

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Under the Company’s 401(k) plan, eligible employees (including each of our NEOs) are able to defer a portion of their eligible compensation subject to applicable annual limits under the Internal Revenue Code. The Company provides a matching contribution equal to 50% of the participant’s own contribution, up to 5% of the participant’s eligible compensation.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information about outstanding equity awards granted to our NEOs that were outstanding as of December 31, 2024. We have not granted any option awards as of the Record Date.

		Equity	Equity
		Incentive	Incentive
		Plan Awards: Number of	Plan Awards: Market or
		Unearned	Payout Value of
		Shares, Units or Other	Unearned
		Rights that Have Not	Shares, Units or Other Rights
		Vested	that Have Not Vested
Name	Grant Date	(#)(1)	($)(2)
Jim Tsai	11/09/2022	436,800	812,448
Heidy K. Chow	11/09/2022	262,080	487,469
Peter Kang	11/09/2022	262,080	487,469

(1)	Represents PSUs granted to each of our NEOs under the 2022 Plan in connection with our IPO. The PSUs vest as follows: 10% vests on November 9, 2023 if the Company’s AAGR is 15% or above during the one-year period following the IPO Date; an additional 15% vests on November 9, 2024 if the Company’s AAGR is 30% or above during the two-year period following the IPO Date; an additional 20% vests on November 9, 2025 if the Company’s AAGR is 45% or above during the three-year period following the IPO Date; an additional 25% vests on November 9, 2026 if the Company’s AAGR is 60% or above during the four-year period following the IPO Date; an additional 30% vests on November 9, 2027 if the Company’s AAGR is 75% or above during the five-year period following the IPO Date, in each case, subject to the NEO’s continuous service through the applicable vesting date; further, if the 75% AAGR is achieved during the period between the IPO Date and the fifth anniversary of the IPO Date, any unvested PSUs that have not vested solely due to failure to satisfy the relevant target AAGR on each of the prior vesting dates will vest in full. The number of shares reported as underlying these PSUs is based on the achievement of target performance levels.

(2)	Reflects the fair market value of the shares underlying the PSUs, computed by multiplying the closing market price as of December 31, 2024 ($1.86) by the number of shares underlying the PSUs, respectively.

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Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2024:

Number of securities
remaining available
		Weighted		for future issuance
	Number of	average		under equity
	securities to be issued upon	exercise price of	Number of securities to	compensation plans
	exercise of outstanding	outstanding options,	be issued upon	(excluding securities
	options, warrants	warrants, and	settlement of outstanding	reflected in columns
	and rights	rights	RSUs	(a) and (c))
Plan Category	(a)(#)	(b)($)	(c)	(d)(1)
Equity compensation plans approved by shareholders
2022 Omnibus Incentive Plan	—	—	1,142,284	4,508,239
Equity compensation plans not approved by shareholders	—	—	—	—
Total	—	—	1,142,284	4,508,239

(1) Represents 4,508,239 shares of Class A common stock available for issuance under the 2022 Plan as of December 31, 2024.

DIRECTOR COMPENSATION

The following table reflects certain information with respect to the compensation of members of the board of directors (excluding our NEOs) in respect of the fiscal year ended December 31, 2024.

	Fees Earned or
	Paid In Cash	Stock Awards	All Other Compensation	Total
Name	($) (1)	($)(2)	($)	($)
Hai Shi	—	—	—	—
Ying Zhou	—	—	—	—
Sandra Pundmann	60,000	—	—	60,000
Neil Foster	40,000	—	—	40,000
Ryan Jamieson	40,000	—	—	40,000

(1)	Represents cash compensation earned and accrued during fiscal 2024 pursuant to the independent director agreements. These amounts were paid in 2024 through February 2025.

(2)	Represents the aggregate grant date fair value of restricted stock units (“RSUs”), with each RSU representing a contingent right to receive one share of our Class A common stock once the vesting period has expired, granted to Ms. Pundmann and Mr. Foster on November 9, 2022 and Mr. Jamieson on November 10, 2023 pursuant to their respective independent director agreements and our director compensation policy, computed in accordance with FASB ASC Topic 718. See the section entitled “Executive and Director Compensation—Non-Employee Director Compensation Program” for additional information regarding grants of certain RSUs to our non-employee directors.

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Non-Employee Director Compensation Program

In connection with our IPO, our board of directors approved the adoption of a non-employee director compensation policy, pursuant to which each of our non-employee directors is eligible to receive annual compensation for their services on our board of directors. The directors will be eligible to receive an annual cash retainer of $40,000. An additional annual cash retainer of $110,000 will be paid to a non-employee director serving as the chairman of the board, and an additional annual cash retainer of $20,000 will be paid to any non-employee director serving as the chairperson of the committee of the board. On April 15, 2024, Mr. Tsai resigned as the Company’s Chief Executive Officer, and will remain as a member of the Company’s board. Mr. Tsai receives annual cash compensation of $120,000 and will continue to be an invaluable resource to the Company and its management team going forward owing to his more than 25 years of experience developing and publishing video games in both Asia and the United States. The Company and the board intend to leverage Mr. Tsai’s business and gaming experience, which includes approximately 10 years as an executive officer for the Company, by consulting with Mr. Tsai on various matters and requesting that he attend certain business meetings, which will be in addition to his regular responsibilities as a member of the board.

There will be no additional compensation for serving as a non-chair committee member. The annual cash compensation is payable in quarterly installments in arrears.

The non-employee directors who are “independent directors” under the Nasdaq rules are also eligible to receive the equity-based compensation described below in the form of RSUs, which are granted pursuant to the 2022 Plan. Each RSU represents a contingent right to receive one share of our Class A common stock, the RSUs have no expiration date and vest as set forth in each independent director agreement and/or the relevant RSU Award Agreement (for non-employees). Notwithstanding the foregoing, if a non-employee director ceases to be a member of Board at any time during the vesting period for any reason (such as resignation, withdrawal, death, disability or any other reason), then any unvested RSUs shall be irrefutably forfeited.

The non-employee directors who are “independent directors” are eligible to receive the following RSUs:

●	an initial grant in the amount of $60,000, vesting in four (4) equal quarterly installments over the course of one (1) year, to be made to new directors who join our board after our IPO; and

●	an annual grant in the amount of $60,000, vesting in four (4) equal quarterly installments over the course of one (1) year, commencing on or about the first business day of the following month following our annual stockholder meeting for that year, beginning with the annual meeting that occurs during the 2025 fiscal year.

After the initial grant of RSUs on November 9, 2022, each of Mr. Foster and Ms. Pundmann will receive an annual grant of $60,000 of RSUs for fiscal years 2023 and 2024, which would have vested in four (4) equal quarterly installments over the course of one (1) year, commencing in the quarter following November 9, 2023 and 2024, respectively, which is the date (November 9) of each director’s initial appointment to serve on our Board of Directors. In addition, Mr. Jamieson, will receive an annual grant of $60,000 of RSUs for fiscal year 2024, which would have vested in four (4) equal quarterly installments over the course of one (1) year, commencing in the quarter following November 10, 2024, which is the date of Mr. Jamieson’s initial appointment to serve on our Board of Directors. All of which will be granted and vested immediately on or about the date of our 2025 annual meeting.

We have entered into individual arrangements with each of Messrs. Shi and Foster and Ms. Pundmann and Messrs. Jamieson and Tsai, the material terms of which are summarized as below:

Cash. (i) Mr. Shi is entitled to annual cash payments in the amount of $400,000 for his service as the Chairman of our Board and as the Company’s Co-Chief Executive Officer and Chief Strategy Officer; (ii) Ms. Pundmann is entitled to annual cash payments in the amount of $60,000 for her service as a member of our board and as chairperson of the audit committee of the Board, consistent with our non-employee director compensation policy; (iii) Mr. Foster is entitled to annual cash payments in the amount of $40,000 for his service as a member of our Board, consistent with our non-employee director compensation policy; and (iv) Mr. Jamieson is entitled to annual cash payments in the amount of $40,000 for his service as a member of our Board, consistent with our non-employee director compensation policy. On April 15, 2024, Mr. Tsai resigned as the Company’s Chief Executive Officer, and remains as a member of the Snail team. Mr. Tsai receives annual cash compensation of $150,000 for service as member of our board. Mr. Tsai will continue to be an invaluable resource to the Company and its management team going forward owing to his more than 25 years of experience developing and publishing video games in both Asia and the United States. The Company and the board intend to leverage Mr. Tsai’s business and gaming experience, which includes approximately 10 years as an executive officer for the Company, by consulting with Mr. Tsai on various matters and requesting that he attend certain business meetings, which will be in addition to his regular responsibilities as a member of our board.

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Equity awards. As described above, each of our non-employee directors who are “independent directors” under the Nasdaq rules (i.e., Messrs. Foster and Jamieson and Ms. Pundmann) was awarded, and will be awarded, grants of restricted stock units with an initial value of $60,000, consistent with our non-employee director compensation policy. Mr. Shi is not entitled to any equity awards pursuant to his arrangement with the Company.

Mr. Tsai is not entitled to any equity awards pursuant to his arrangement with the Company, which includes providing ongoing consulting services and for service as member of our Board.

Restrictive covenants. Each of Messrs. Shi, Foster and Jamieson and Ms. Pundmann is subject to a two-year non-compete as well as a two-year non-solicitation following their termination of service with the Company.

On March 27, 2023, the Company appointed Mr. Shi as the Company’s Chief Strategy Officer. Starting on March 27, 2023, Mr. Shi is compensated pursuant to the terms of the offer letter dated as of March 27, 2023, between Snail Games USA, the Company’s subsidiary, and Mr. Shi. In addition, on April 15, 2024, in conjunction with Mr. Tsai’s resignation as the Company’s Chief Executive Officer, the Company appointed Messrs. Shi and Tian to serve as the Company’s Co-Chief Executive Officers, effective April 15, 2024. For more information on Mr. Shi’s offer letter, please see Exhibit 10.18 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 26, 2025.

Insider Trading Policy

The Company maintains an insider trading policy (the “Insider Trading Policy”) governing the purchase, sale and other dispositions of its securities by its officers, directors and employees. The Company believes its Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as the listing standards of the Nasdaq applicable to the Company. The Insider Trading Policy prohibits trading while in possession of material, non-public information and during blackout periods. While the Company’s executive officers and directors are not required to enter into trading plans in advance of any transactions in Company securities, executive officers and directors are permitted to enter into trading plans that are intended to comply with the requirements of Rule 10b5-1 of the Exchange Act. The Insider Trading Policy requires all directors, officers and certain other specified employees who have regular access to material, non-public information about the Company in the normal course of their duties to comply with pre-clearance procedures prior to engaging in any transaction in Company securities. The Insider Trading Policy also requires the Company to comply with all insider trading laws, rules and regulations, and any applicable listing standards when engaging in transactions in its own securities.

A copy of the Insider Trading Policy is attached as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 26, 2025.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year or currently proposed, to which we were a party or will be a party, in which:

●	we have been or are to be a participant;

●	the amount involved exceeded or will exceed $120,000; and

●	any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criteria to which we have been or will be a party other than compensation arrangements, which are described where required under the sections titled “Director Compensation” and “Executive and Director Compensation.”

Loans from Related Parties

In February 2021, the Company loaned $200,000 to a wholly owned subsidiary of Suzhou Snail. The loan bears 2.0% per annum interest, interest and principal are due in February 2022. In February 2022, Suzhou Snail signed an agreement with this subsidiary and assumed the loan and related interest for a total of $203,890. Subsequently, $103,890 was offset against the loan and interest payable owed to Suzhou Snail on a separate note. The total amount of loan and interest receivable — related party was $105,759 and $103,753, as of December 31, 2024 and 2023, respectively. The Company earned $2,005 and $2,000 in interest on the related party loans receivable during the years ended December 31, 2024 and 2023, respectively.

ARK License Agreements

We license the intellectual property underlying our ARK franchise from SDE Inc. (“SDE”), the parent company of Studio Wildcard, which develops our ARK franchise. SDE is controlled by Ms. Zhou, a director and the spouse of Mr. Shi, our Co-Chief executive Officer, Chief Strategy Officer, Chairman of the Board and Founder. We entered into an original exclusive software license agreement with SDE in November 2015, for the rights to ARK: Survival Evolved, and subsequently amended and restated exclusive software license agreement with SDE on September 20, 2022 (the “ARK1 License Agreement”). Pursuant to the ARK1 License Agreement, we obtained an exclusive worldwide license to publish and sell ARK: Survival Evolved, and we owe SDE monthly payments of $1.5 million, a 25% royalty on ARK: Survival Evolved revenue, as well as one-time payments of $5.0 million for each additional DLC developed pursuant to the ARK1 License Agreement. The ARK1 License Agreement imposes obligations on us to, among other things, maintain servers and websites, promote ARK: Survival Evolved, pay all necessary game engine fees and take commercially reasonable efforts to protect the game from piracy and hacking. The initial term of the ARK1 License Agreement continues until December 31, 2035, and will renew automatically for three-year terms unless terminated by either party with 365 days’ prior written notice. The ARK1 License Agreement also contains a right of first refusal for any offer to acquire all or any part of SDE’s business on terms consistent with such offer. License Agreement, payments made by us to SDE for any derivative ARK game (such as ARK 2) shall be credited against our payment obligations under the ARK1 License Agreement.

On April 27, 2022, upon payment of $5.0 million, we entered into an agreement with SDE securing our rights to ARK 2 (the “ARK2 License Agreement”), on terms similar to the ARK1 License Agreement, with an initial term continuing until December 31, 2037. Pursuant to the ARK2 License Agreement, once ARK 2 has commercially launched, we will begin making monthly payments of $1.5 million, a 25% royalty on ARK 2 and one-time payments of $5.0 million (the “DLC payment”) for each additional DLC developed pursuant to the ARK2 License Agreement. The $5.0 million up-front payment will be credited against any future monthly payments to SDE under the ARK2 License Agreement.

In December 2022, the Company amended the ARK1 License Agreement (the “ARK1 Amendment”). The license fee has been restructured so that the Company will pay 45% of total revenue of ARK 1 as a royalty instead of the $1.5 million monthly fee plus 25% of the total ARK 1 revenue once the sequel, ARK 2, is publicly released.

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On March 10, 2023, the Company amended the ARK1 License Agreement, pursuant to which the Company has the option to pay the $ 5.0 million DLC payment in whole or in part, when paid in advance, or in full, upon the release of the DLC. No payment for any DLC shall exceed $5.0 million.

In October 2023, we made an additional amendment to the ARK1 License Agreement to clarify the delineation of the ARK I, ARK II, and ARK: Survival Ascended monthly license fees, royalty percentages for each, and applicability of the $5.0 million DLC payments. Following the launch date of ARK: Survival Ascended we will pay a monthly license fee of $2.0 million, which will be terminated upon the public release of ARK II. The $2.0 million monthly license fee replaces the $1.5 million monthly license fee we were previously paying for ARK: Survival Evolved. Additionally, following the launch of ARK: Survival Ascended, we will pay 25% of the total ARK: Survival Ascended revenues as a monthly royalty and 40% of the total ARK: Survival Evolved revenue as a monthly royalty.

In January 2024, the Company entered into an offset agreement with SDE. The Company has the right to offset payables due to the related party for royalties, IDC and marketing costs as they are determinable, mutual, and the right is enforceable by law. The Company will offset $0.5 million per month, or $6.0 million annually, beginning in January 2024, until the receivable has been collected or offset in full. To reflect the timing of the offset agreement, a portion of the SDE receivable has been reclassified as a long-term asset. During the year ended December 31, 2024, the Company made cash payments to SDE in the amount of $43.5 million, and anticipates continuing to make cash payment to SDE in future years. Of the $43.5 million paid to SDE in 2024, $42.8 million were for royalties and licenses, and $0.7 million were for internet, server and datacenter costs reported in the cost of revenue.

Agreements with Suzhou Snail

In January 2025, the Company extended its development with its related party, Suzhou Snail, to outsource completion of the For the Stars project. Under the terms of the agreement, Suzhou Snail will develop and outsource development need to complete the project For the Stars. The Company will retain all rights, title and interest, including the intellectual property for the project. In return, the Company will pay Suzhou Snail $4.1 million in twelve equal monthly installments of $340,600, beginning on January 1, 2025.

In December 2024, the Company entered into an agreement with Suzhou Snail for the development of an application to deliver short film content to end users. In accordance with the agreement Suzhou Snail will develop the app for release and will receive $290,000 as a development fee.

In July 2024, the Company entered into software development, publishing and distribution agreement with Suzhou Snail. Under the terms of the agreements Suzhou Snail will develop a game for distribution by the Company and the Company will make $4.5 million in milestone payments during the development of the game and an ongoing royalty on sales of the game.

In March 2024, the Company entered into an outsource agreement with Suzhou Snail for the research and development of a new title. In consideration, the Company paid Suzhou Snail twelve equal monthly payments of $253,000, beginning on January 1, 2024.

Arrangements with INDIEV, Inc.

On August 28, 2017, Snail Games USA, Inc. (“Snail Games USA”), a wholly owned subsidiary of the Company, entered into a lease with Bel Air Soto, LLC (the “Landlord”) with respect to a property in Vernon, California. The lease provided for a monthly base rent of approximately $91,410 and a term of five years and two months, commencing on September 1, 2017 and ending on October 31, 2022. During the initial term of the lease, the property was occupied by INDIEV, Inc. (“INDIEV”), a corporation owned and controlled by Mr. Shi, the Company’s Chief Strategy Officer, Chairman of the Board and a significant stockholder. During the initial term of the lease, INDIEV made all rent payments and maintained the requisite insurance policies under the lease.

The parties to the lease and INDIEV are presently involved in a proceeding before the Superior Court of the State of California for the County of Los Angeles relating to whether the initial term of the lease was validly extended pursuant to its terms. On April 21, 2023, Snail Games USA entered into an indemnity and reimbursement agreement with INDIEV, dated as of April 1, 2023, pursuant to which INDIEV agrees to assume all obligations and liabilities pursuant to the lease and indemnify and reimburse Snail Games USA for any amounts, damages, expenses, costs or other liability incurred by Snail Games USA arising under or pursuant to the lease or relating to the property.

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Employment Agreements

Hai Shi

On March 27, 2023, the Company entered into an offer letter with Mr. Shi, our Founder and Chairman of the Board (and now also our Co-Chief Executive Officer, effective as of April 15, 2024), to appoint him as Chief Strategy Officer of the Company, effective as of March 27, 2023. He is employed at-will. Mr. Shi’s offer letter provides for a base salary of $400,000 per year. In addition to base salary, Mr. Shi is eligible to receive annual bonuses at the discretion of our board of directors and participate in our benefit plans.

Xuedong (Tony) Tian

On April 15, 2024, the Company entered into an offer letter with Mr. Xuedong (Tony) Tian to serve as the Company’s Co-Chief Executive Officer. He is employed at-will. Mr. Tian’s offer letter provides for a base salary of $300,000. In addition to his base salary, Mr. Tian is also eligible to receive annual bonuses at the discretion of our board of directors and participate in our benefit plans. Mr. Tian is also the founder and president of Weitian Group LLC, a corporate advisory and investor relations consulting firm. The Company entered into an investor relations consulting agreement with Weitian Group LLC on or about February 1, 2024, which provides for an initial term of three months. After the initial term, the investor relations consulting agreement renews automatically for a term of 12 months, unless it is terminated, with or without cause, by either party upon 30 days’ written notice in advance of the effective termination date. The Company has agreed to pay Weitian Group LLC $6,000 per month for the services described above.

Director and Officer Indemnification and Insurance

We have entered into an indemnification agreement with each of our directors and executive officers. These indemnification agreements and our amended and restated certificate of incorporation and Bylaws indemnify each of our directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law. We have also purchased directors’ and officers’ liability insurance.

Related Person Transaction Policy

Our Board of Directors adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee will be tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction.

All related party transactions described in this section, other than the ARK 1 Amendment, occurred prior to adoption of this policy and as such, these transactions were not subject to the approval and review procedures set forth in the policy. However, these transactions were reviewed and approved by our Board of Directors.

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HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. Proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

APPROVAL

The contents of this Proxy Statement and the sending thereof to the stockholders have been authorized by the Board.

By Order of the Board of Directors

By:	/s/ Heidy K. Chow
Name:	Heidy K. Chow
Title:	Chief Financial Officer, Secretary and Director

April 25, 2025

A copy of our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 26, 2025, is available without charge upon written request to Investor Relations, Snail, Inc., 12049 Jefferson Blvd, Culver City, California 90230 or by accessing a copy on Snail’s website at https://investor.snail.com/financial-information/sec-filings in the Financial Information section under “SEC Filings.” Information on or accessible through our website is not incorporated by reference in this Proxy Statement.

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SNAIL, INC.
12049 JEFFERSON BLVD
CULVER CITY, CA 90230

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 18, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SNAL2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 18, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V72609-P31674 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SNAIL, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect the eight nominees listed below to the Board of Directors to hold office until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified;	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Hai Shi
02) Jim Tsai
03) Heidy Chow
04) Peter Kang
05) Ying Zhou
06) Neil Foster
07) Sandra Pundmann
08) Ryan Jamieson

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V72610-P31674

SNAIL, INC.
2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 19, 2025
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint Heidy Chow as proxy with the power to appoint her substitute, and hereby authorize(s) her to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SNAIL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held in a virtual format only at 10:00 AM, PT on June 19, 2025, and any adjournment or postponement thereof.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board of Directors with respect to each of the matters set forth in the accompanying Notice of Meeting.

Continued and to be signed on reverse side